Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-44033) pertaining to the 1994 Long-Term Stock Incentive Plan of Semtech Corporation;

•	Registration Statement (Form S-8 No. 333-80319) pertaining to the Long-Term Stock Incentive Plan of Semtech Corporation;

•	Registration Statement (Form S-3 No. 333-95183) of Semtech Corporation;

•	Registration Statement (Form S-8 No. 333-50448) pertaining to the Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan of Semtech Corporation;

•	Registration Statement (Form S-8 No. 333-118802) pertaining to non-qualified stock option grants under the Long-Term Incentive Plan of Semtech Corporation;

•	Registration Statement (Form S-8 No. 333-142153) pertaining to non-qualified stock option grants and restricted stock awards;

•
Registration Statement (Form S-8 No. 333-60396) pertaining to the Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan of Semtech Corporation with respect to the registration of 4,000,000 shares of the Semtech Corporation's common stock (3,048,342 of which shares were subsequently deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 filed August 11, 2008);

•	Registration Statement (Form S-8 No. 333-60396) pertaining to Semtech Corporation's Non-Qualified Stock Option Grants made to certain executive officers;

•
Registration Statement (Form S-8 No. 333-118804) pertaining to the Long-Term Stock Incentive Plan of Semtech Corporation with respect to the registration of 4,902,200 shares of the Semtech Corporation's common stock (645,195 of which shares were subsequently deregistered pursuant to Post-Effective Amendment No. 1 to Form S-8 filed August 11, 2008);

•	Registration Statement (Form S-8 No. 333-152939) pertaining to the 2008 Long-Term Equity Incentive Plan of Semtech Corporation; and

•
Registration Statement (Form S-8 No. 333-163780) pertaining to the 2009 Long-Term Equity Inducement Plan of Semtech Corporation, the 2000 SMI Assumed Plan of Semtech Corporation, and the 2007 SMI Assumed Plan of Semtech Corporation.

of our reports dated March 28, 2013, with respect to the consolidated financial statements and financial statement schedule of Semtech Corporation and the effectiveness of internal control over financial reporting of Semtech Corporation included in this Annual Report (Form 10-K) of Semtech Corporation for the year ended January 27, 2013.

/s/ Ernst & Young LLP

Los Angeles, California

March 28, 2013